THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF, DIRECTLY OR INDIRECTLY, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.

IN ADDITION, THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 6 OF THIS WARRANT.
Date of Issuance: August 30, 2016

Advanced Micro Devices, Inc.
Warrant to Purchase Shares of Common Stock

Advanced Micro Devices, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that West Coast Hitech L.P., or its registered permitted assigns (“Warrantholder”), is entitled, subject to the terms and conditions set forth herein, to purchase from the Company 75,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company (such number of shares, as adjusted pursuant to the terms hereof, the  “Warrant Shares”) at a purchase price per share of $5.98 (such purchase price, as adjusted pursuant to the terms hereof, the “Warrant Price”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.
1.Exercise. This Warrant shall be exercisable in whole or in part at the option of the Warrantholder at any time or from time to time until 5:00 p.m., Eastern time (“Close of Business”) on February 29, 2020; provided that the maximum number of Warrant Shares that may be exercised until the one-year anniversary of the date hereof shall not exceed, in aggregate, 50,000,000 Warrant Shares.
2.    Manner of Exercise.
(a)     To exercise this Warrant or any portion thereof, the Warrantholder shall (1) surrender this Warrant, together with the duly executed Warrant exercise form attached hereto as Exhibit A, to the Company at its principal executive office (or such other office or agency of the Company as the Company may designate) and (2) make a cash payment to the Company equal to the Warrant Price payable in respect of the number of Warrant Shares purchased upon such exercise. If the original Warrantholder (which for purposes of this Warrant shall include West Coast Hitech L.P. and any of its affiliates) transfers this Warrant in part, then such transferee (or any subsequent transferee) shall also have the right with respect to Warrants to purchase up to 50,000,000 shares of Common Stock, in lieu of making a cash payment for the exercise price, to have canceled a portion of this Warrant in payment of the Warrant Price payable in respect of the number of Warrant Shares purchased upon such exercise (a “Cashless Exercise”). The number of Warrant Shares issued to the Warrantholder upon a Cashless Exercise shall be determined according to the following formula:
X = Y(A−B)
A

Where:    X =    the number of Warrant Shares that shall be issued to the Warrantholder with respect to         the relevant Cashless Exercise;

Y =
the number of Warrant Shares for which this Warrant is being exercised in the relevant Cashless Exercise (which, for the avoidance of doubt, shall be determined for purposes of this clause “Y” assuming that, in lieu of a Cashless Exercise, the Warrantholder were paying the Warrant Price in full in cash in respect of the relevant exercise);

A =	the Fair Market Value (as defined below) of one share of Common Stock for the relevant Exercise Date (as defined below); and

B =	the Warrant Price in effect under this Warrant immediately prior to the Close of Business on the relevant Exercise Date.
“VWAP” means, for any Trading Day (as defined below), the per share volume weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AMD <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume weighted average price is unavailable for such Trading Day, the market value of one share of Common Stock on such Trading Day determined, using a volume weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. “Fair Market Value” as of the Exercise Date (as defined below) shall mean the following: (1) if the Common Stock is then listed for trading on the NASDAQ Capital Market, the arithmetic average of the VWAP for each Trading Day during the 10 Trading Day period ending on, and including, the Trading Day immediately preceding the Exercise Date as reported by the NASDAQ Capital Market; (2) if the Common Stock is not listed for trading on the NASDAQ Capital Market, the arithmetic average of the VWAP for each Trading Day during the 10 Trading Day period ending on, and including, the Trading Day immediately preceding the Exercise Date; (3) if the Common Stock is not listed for trading on a U.S. national or regional securities exchange, the arithmetic average of the VWAP (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the VWAP of the average bid and the average ask prices) for the Common Stock (as reported by the OTC Bulletin Board or, if not so reported by the OTC Bulletin Board, the last quoted bid price for the Common Stock in the over-the-counter market on that date as reported by OTC Markets Group, Inc. or a similar organization) for each Trading Day during the 10 Trading Day period ending on, and including, the Trading Day immediately preceding the Exercise Date; or (4) if the Common Stock is not listed for trading on a U.S. national or regional securities exchange and is not so quoted by OTC Markets Group, Inc. or a similar organization, the fair market value of one share of Common Stock (as of the time immediately prior to the Close of Business, on the relevant Exercise Date) as determined by an independent appraiser experienced in valuing securities jointly selected by the Board of Directors and the Warrantholder. Following any determination by the Company of the Fair Market Value pursuant to clause (4) of the definition thereof, upon written request by the relevant Warrantholder, the Company shall promptly provide to such Warrantholder by e-mail to the e-mail address provided by such Warrantholder in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination, it being understood that the Company shall not be obligated to disclose any proprietary or confidential models used by the relevant investment banking firm for such determination or any information that may be proprietary or confidential. The VWAP and Fair Market Value will be determined by the Company in good faith in accordance with the requirements set forth above.

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“Trading Day” means: (i) a day on which the shares of Common Stock are traded on the Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market, New York Stock Exchange, NYSE MKT or other national securities exchange on which the shares of Common Stock are then listed or quoted; (ii) if the shares of Common Stock are not listed on any such exchange or market, a day on which the shares of Common Stock are traded in the over-the-counter market, as reported by the OTC Bulletin Board; or (iii) if the shares of Common Stock are not listed on any such exchange or market or quoted on the OTC Bulletin Board, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by OTC Markets Group, Inc. (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the shares of Common Stock are not listed or quoted as set forth in clause (i), (ii) or (iii) hereof, then Trading Day shall mean a Business Day.
(b)    Exercise Date. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the Close of Business on the first Business Day on which this Warrant shall have been surrendered to the Company and the Warrantholder shall have satisfied all other applicable requirements in respect of the exercise thereof, in each case as provided in this Section 2 prior to Close of Business (such Business Day, the “Exercise Date”). “Business Day” means any day (i) except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in The City of New York are authorized or required by law or other government action to close and (ii) on which the transfer agent for the Common Stock is open for business for its regularly scheduled business hours. At Close of Business on the Exercise Date, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 2(c) below shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by such certificates.
(c)    Issuance of Certificates. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within five Business Days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Warrantholder, or as the Warrantholder (upon payment by the Warrantholder of any applicable transfer taxes) may direct:
(i)    a certificate or certificates for the number of shares of Common Stock to which the Warrantholder shall be entitled upon such exercise pursuant to Section 2(a) (rounded down to the nearest whole share) plus, in lieu of any fractional share to which the Warrantholder would otherwise be entitled but for such rounding, cash in an amount determined pursuant to Section 4 hereof; which certificate or certificates shall bear or otherwise be subject to a restrictive legend substantially in the form of Exhibit C hereto; and
(ii)    in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal or in the event of any adjustment that would equal, without giving effect to any adjustment herein or therein, to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised (which shall include both the number of Warrant Shares issued to the Warrantholder pursuant to such partial exercise and the number of Warrant Shares subject, in case of the election of a Cashless Exercise, to the portion of the Warrant being cancelled in payment of the Warrant Price).
(d)    Limitations on Share Issuance. Notwithstanding anything to the contrary herein, in no event shall the aggregate number of shares of Common Stock issuable upon exercise of the Warrants issued on the Original Issue Date (regardless of whether such shares of Common Stock are issued to the Warrantholder hereunder or to any other person) exceed 19.99% of the number of outstanding shares of Common Stock as of the Original Issue Date (it being understood that such number of shares of Common

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Stock will be subject to adjustment pursuant to Section 3 below in connection with stock splits or similar changes to the Company’s capitalization). In addition, notwithstanding any other provision hereof, the Warrantholder may not exercise any Warrants or be entitled to take delivery of any shares of Common Stock deliverable hereunder to the extent that, after giving effect to such exercise or delivery, the Beneficial Ownership Percentage (as defined below) of the Warrantholder would exceed 19.99%.  Any purported delivery of shares of Common Stock hereunder shall be void and have no effect to the extent that, after giving effect to such delivery, the Beneficial Ownership Percentage of the Warrantholder would exceed 19.99%.  If any delivery of shares of Common Stock hereunder is not made, in whole or in part, as a result of this provision, the Company’s obligation to make such delivery of shares of Common Stock shall not be extinguished and the Company shall make such delivery as soon as practicable after, but in any event within five Business Day after, the Warrantholder gives written notice to the Company that, after giving effect to such delivery, the Beneficial Ownership Percentage of the Warrantholder would not exceed 19.99%.  The Warrantholder acknowledges and agrees that it will provide written notice to the Company of its then-current Beneficial Ownership Number (as defined below) concurrently with any exercise of a Warrant hereunder.  The “Beneficial Ownership Percentage” for the Warrantholder as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of shares of Common Stock that the Warrantholder and each person subject to aggregation of shares of Common Stock with the Warrantholder under Section 13 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder directly or indirectly beneficially own (as defined under Section 13 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) (such number of shares of Common Stock calculated pursuant to this clause (A), the “Beneficial Ownership Number” of the Warrantholder) and (B) the denominator of which is the number of shares of Common Stock outstanding. At the request of the original Warrantholder, the board of directors of the Company will consider in good faith presenting at an annual meeting of stockholders a proposal to approve the acquisition of the Warrant Shares by such Warrantholder.
3.    Adjustments. The Warrant Price and the number of shares of Warrant Shares purchasable upon exercise of the Warrant are subject to adjustment as follows; provided that the Company shall not make any such adjustment if the Warrantholder participates, at the same time and upon the same terms as holders of Common Stock and as a result of holding this Warrant, in any of the transactions described below without having to exercise such Warrant, as if the Warrantholder held the number of shares of Common Stock that the Warrantholder would have received if this Warrant had been exercised immediately prior to the relevant time as of which the adjustment would otherwise have been made:
(a)    Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date on which this Warrant was first issued (or, if any Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued) (either such date being referred to as the “Original Issue Date”) effect a subdivision of the outstanding Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this paragraph shall become effective at 9:00 a.m. New York City time on the first Business Day on which the subdivision or combination becomes effective.
(b)    Adjustment for Dividends and Distributions in Common Stock. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of

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shares of Common Stock issuable upon exercise of this Warrant shall be adjusted as of the time of such issuance or, in the event such a record date shall have been fixed, as of Close of Business on such record date, so that, after giving effect to such adjustment, each holder of a Warrant shall be entitled to receive an additional number of shares of Common Stock upon exercise that such holder would have been entitled to receive had such Warrant been exercised immediately prior to such time.
Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of shares of Common Stock issuable upon exercise of this Warrant shall be recomputed accordingly as of Close of Business on such record date on the basis of the actual number of shares of additional Common Stock paid or distributed.
(c)    Adjustment for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than a dividend or distribution of shares of Common Stock) or in cash or other property, then and in each such event the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of Close of Business on such record date, to a number determined by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such time by a fraction, the numerator of which shall be the Current Market Value (as defined below) per share of Common Stock for such event, and the denominator of which shall be such Current Market Value per share of Common Stock less the fair market value (as determined in the reasonable good faith discretion of the Board of Directors of the Company) of such securities, cash or other property to be distributed with respect to each share of Common Stock for such event. “Current Market Value” shall mean the average of the daily closing prices on the NASDAQ Stock Market of the Common Stock over the ten consecutive Business Day period ending and including the Business Day immediately preceding the ex-dividend date for the applicable event.
Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of shares of Common Stock issuable upon exercise of the Warrants shall be recomputed accordingly as of the Close of Business on such record date on the basis of the actual payment of such dividends or distributions.
(d)    Adjustment for Reclassification, Exchange or Subdivision. If the Common Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above), then and in each such event the holder of this Warrant shall have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which this Warrant might have been exercised immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.
(e)    Adjustment in Warrant Price. Upon each adjustment in the number of shares of Common Stock issuable upon exercise of this Warrant, the Warrant Price for such Warrant shall be adjusted to the product obtained by multiplying the applicable Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such adjustment and the denominator of which shall

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be the number of shares of Common Stock issuable upon exercise of such Warrant immediately thereafter; provided, however, that in no event shall the Warrant Price be less than the par value of the Common Stock.
(f)    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock issuable upon exercise of this Warrant or of the Warrant Price pursuant to this Section 3, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten Business Days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Warrantholder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Warrant Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of the Warrantholder (but in any event not later than ten Business Days thereafter), furnish or cause to be furnished to the Warrantholder a certificate setting forth (i) the Warrant Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.
(g)    Rounding. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/10,000th of a share, as applicable.
(h)    Limitations on Adjustments. In order to avoid the duplication of adjustments, if an adjustment to the number of Warrant Shares has become effective and a Warrantholder that has exercised any Warrants would be treated as the record holder of shares of Common Stock resulting from such exercise that are (x) entitled to participate in the relevant event and (y) based on a number of Warrant Shares that has been adjusted in respect of the relevant event, then, notwithstanding the foregoing adjustment provisions and settlement provisions, the adjustments under this Section 3 relating to such event shall not be made with respect to such Warrant Shares, but will not affect the treatment of any un-exercised warrants hereunder. Instead, such Warrantholder shall be treated as if such Warrantholder were the record owner of the shares of Common Stock such Holder is entitled to receive upon such exercise on an unadjusted basis and participate in the related dividend, distribution or other event that would have, in the absence of this Section 3(h), given rise to such adjustment.
4.    Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Warrantholder in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to subsection 2(a) above.
5.    Company Covenants. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, when issued and paid for pursuant to the provisions of this Warrant, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens, encumbrances, charges, taxes (other than any applicable transfer taxes) or preemptive rights (it being understand, for the avoidance of doubt, that the Company makes no representation as to any restrictions under securities laws). The Company further covenants and agrees that it will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

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6.    Transfers, etc.
(a)    This Warrant or the Warrant Shares shall be transferable at any time or from time to time in compliance with securities laws; provided that in no event shall the Warrant be transferred unless such transfer includes the right to acquire at least 18,750,000 shares of Common Stock and provided further that in no event shall the Warrant be transferred to the persons set forth on Schedule 6(a). In any transfer, the rights and obligations of a Warrantholder hereunder shall be automatically assigned by such Warrantholder to any transferee of the Warrantholder’s securities (including the Warrant Shares); provided, however, that (i) the Company is provided written notice of the transfer including the name and address of the transferee and the number of Warrants and/or Warrant Shares, as applicable, to be transferred; and (ii) such transferee agrees in writing to be bound by the terms of this Warrant as if such transferee were the Warrantholder. Upon any such transfer, the Company shall be obligated to such transferee to perform all of its covenants under this Warrant as if such transferee was the Warrantholder upon receipt of (i) and (ii) of the prior sentence.
(b)    The Company will maintain a register containing the name and address of the Warrantholder. The Warrantholder may change its address as shown on the warrant register by written notice to the Company requesting such change.
(c)    Subject to the provisions of Section 6 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).
(d)    The Warrant Shares issuable upon exercise of this Warrant shall be entitled to the benefits of the Registration Rights Agreement dated March 2, 2009, between the Company and Warrantholder, as amended from time to time.
(e)    Notwithstanding anything to the contrary in this Section 6, the Company and the transfer agent for the Common Stock may condition any such transfer or assignment by a party other than the initial Warrantholder or its affiliates upon the delivery of such legal opinions, certifications and other evidence as they may reasonably require in order to determine that the proposed transfer or assignment complies with applicable securities laws and other requirements set forth herein.
7.    No Impairment. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Warrantholder against impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the applicable Warrant Price, and at all times will take all action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.
8.    Notices of Record Date, etc. In the event:
(a)    the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or

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enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or
(b)    of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation, merger, recapitalization or similar business combination of the Company with or into another entity (other than a consolidation, merger, recapitalization or similar business combination in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or
(c)    of the voluntary or involuntary dissolution, liquidation or winding−up of the Company, then, and in each such case, the Company will as soon as practicable send or cause to be sent to the Warrantholder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, recapitalization, similar business combination, transfer, dissolution, liquidation or winding−up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, recapitalization, similar business combination, transfer, dissolution, liquidation or winding−up. Notwithstanding anything to the contrary in this Section 8: (i) in no event will the Company be required to provide such notice to the Warrantholder (other than the original Warrantholder) before the earlier of such time as the Company (x) has publicly disclosed or acknowledged the circumstances giving rise to such event and (y) is required to publicly disclose under applicable law or the rules of any securities exchange on which the Common Stock is then listed or admitted for trading the circumstances giving rise to such event and (ii) the Company will be deemed to have provided notice to the Warrantholder of any information contained in any report, information or document filed or otherwise made available by the Company, its affiliate or any other party to the relevant event through the EDGAR system (or any successor thereto) maintained by the U.S. Securities and Exchange Commission (or its successor).
9.    Exchange or Replacement of Warrants.
(a)    Upon the surrender of this Warrant by the Warrantholder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 6 hereof, issue and deliver to or upon the order of the Warrantholder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Warrantholder or as the Warrantholder (upon payment by the Warrantholder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.
(b)    Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) reasonable indemnity or bond with respect thereto if requested by the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.
10.    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon

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receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10):
(a)    if to the Company, at its address at 7171 Southwest Parkway, B100.4, Austin, Texas, 78735, Fax: (512) 602-4999, Attention: General Counsel;

(b)    if to the Warrantholder, at its address at P.O. Box 45005, Al Mamoura Building A, 5th Floor, Legal Unit, Abu Dhabi, United Arab Emirates, Fax: (+971) 2 616 0155, Attention: General Counsel Technology & Industry.

If the Company should at any time change the location of its principal office to a place other than as set forth above, it shall give prompt notice to the Warrantholder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

11.    No Rights as Stockholder.
Except as otherwise expressly set forth herein, the Warrantholder, solely in such person’s capacity as a Warrantholder, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in the Warrants be construed to confer upon the Warrantholder, solely in such person’s capacity as a Warrantholder, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to such Warrantholder becoming holder of record of the Warrant Shares which such person is then entitled to receive upon the due exercise of the Warrants.
12.    Representations, Warranties and Agreements of the Holder.
(a)    The Warrantholder agrees and acknowledges that it shall have sole responsibility for making any applicable filings with the U.S. Securities and Exchange Commission (or its successor) pursuant to Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, as a result of its acquisition of any Warrant and the Warrant Shares and any future transaction related thereto and agrees to make all such filings in compliance with the applicable requirements therefor.
(b)    The Warrantholder acknowledges and agrees that it will comply with the restrictions set forth in the restrictive legend set forth above and on Exhibit C hereto.
13.    Amendment or Waiver.
(a)    Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Warrantholder. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
(b)    Notwithstanding the foregoing, from time to time, the Company, without the consent of the Warrantholders, may amend or supplement this Agreement to (i) evidence the succession of

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another person to the Company and the assumption by any such successor of the covenants of the Company in this Agreement, (ii) add one or more guarantees with respect to the Warrants and the obligations of the Company hereunder, (iii) add to the covenants of the Company for the benefit of the Warrantholders, or to surrender any right or power herein conferred upon the Company, (iv) provide for uncertificated Warrants in addition to or in place of the certificated Warrants, or (v) cure any ambiguity, defect, omission, mistake or inconsistencies or make any change that does not adversely affect, in any material respect, the legal rights of Warrantholders. After an amendment or modification under this Section 13(b) becomes effective, the Company will deliver to the Warrantholder a notice briefly describing such amendment or modification.
14.    Successors. Subject to Section 6, the terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company or of the Warrantholder.
15.    Taxes. Each Warrantholder shall deliver to the Company a properly executed applicable IRS Form W-8 or W-9 (or any successor form) (i) upon execution of this Agreement in the case of the initial Warrantholder and upon assignment in the case of any subsequent Warrantholder, (ii) upon a reasonable request by the Company, and (iii) promptly upon learning that any such form previously provided has become obsolete, incorrect, or ineffective. Before withholding and paying over to any U.S. federal, state, local or non-U.S. taxing authority any amount required to be withheld under applicable law on any payments or deliveries to the Warrantholder hereunder, including upon any assignment pursuant to Section 6 (Transfers, etc.), the Company shall provide the Warrantholder with reasonable advance notice and shall cooperate with the Warrantholder in good faith in efforts to obtain reduction of or relief from such withholding. If, notwithstanding the foregoing, withholding is required to be made in accordance with applicable law on any payments or deliveries to the Warrantholder hereunder, including upon any assignment pursuant to Section 6 (Transfers, etc.), the Company shall be permitted to deduct such withholding, without any obligation to pay additional amounts or deliver additional Warrant Shares in respect of such withholding. As an alternative to withholding, if allowed by applicable law, the Warrantholder may pay the Company the amount of taxes owed to the applicable tax authority, upon the receipt of which the Company will pay over to the applicable tax authority in the manner prescribed by law. Such taxes may include, but are not limited to, amounts required to be withheld under Sections 1441, 1442 and 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended.
16.    Section Headings. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.
17.    Governing Law; Disputes.
(a)    This Warrant shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State, without regard to principles of the conflict of laws.
(b)    Any dispute arising out of, or in connection with this Warrant or any transactions contemplated hereby, including any question regarding the existence, validity, interpretation, breach or termination of this Warrant (a “Dispute”), shall be referred, upon written notice (a “Dispute Notice”) given by one party to the other(s), to a senior executive from each party. The senior executives shall seek to resolve the Dispute on an amicable basis within thirty (30) days of the Dispute Notice being received.
(c)    Any Dispute not resolved within thirty (30) days of the Dispute Notice being received shall be instituted in the federal courts of the United States of America located in the City and

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County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, NY 10036-8401 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.
(d)    With respect to any Dispute, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment.
(e)    EACH OF THE COMPANY AND THE WARRANTHOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(f)    No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Warrants, this Agreement or any claim based on, in respect of, or by reason of, such obligations or their creation. The Warrantholder hereby waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Warrants.
18.    Section 16 Exempt Transaction. The Warrantholder and the Company intend that the issuance of this Warrant shall be an exempt transaction pursuant to Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Warrantholder agrees to indicate that Mubadala Development Company PJSC is a “director” on the Form 4 to be filed with the SEC in connection with the issuance of this Warrant, and to code the grant of this Warrant as an exempt transaction for purposes of Section 16(b). The Warrantholder acknowledges that it is a “director by deputization” for all purposes under Section 16 of the Exchange Act. The Company confirms that its Board of Directors has adopted resolutions approving the issuance of this Warrant as an exempt transaction pursuant to Rule 16b-3, and covenants that it will not take any action inconsistent with such approval in connection with any threatened or actual derivative stockholder claim, litigation or other proceedings purporting to seek recovery from the Warrantholder under Section 16(b) of the Exchange Act.
19.    Facsimile Signatures.
This Warrant may be executed by facsimile signature.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Date of Issuance indicated above.
ADVANCED MICRO DEVICES, INC.
By:    /s/ Devinder Kumar
Name:    Devinder Kumar
Title:    Senior Vice President, Chief Financial Officer and Treasurer

Accepted and Agreed:
WEST COAST HITECH L.P.

By:	West Coast Hitech G.P., Ltd., its general partner
By: /s/ Shahzad Khan
Name: Shahzad Khan
Title: Authorized Signatory

Warrant Signature Page